Exhibit 10.6

MEMBERSHIP AGREEMENT PURCHASE AGREEMENT

This Membership interest Purchase Agreement (this “Agreement”) is entered into as of October 13, 2023 (the “Effective Date”), by and between MaVeRicK Collective Inc., a Delaware corporation (“Seller”), Maverick Lifestyle Inc., a Nevada Corporation (“Buyer”), and MVRK Holdings LLC, a North Carolina limited liability company (the “Company”). The Buyer, the Seller, and the Company are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Seller owns all of the outstanding membership interests, warrants, options and convertible securities of the Company (the “Membership Interests”).

B. The Company is the fee owner of that certain 80,000 square foot office/warehouse/manufacturing facility located at 7424 NC Highway 58 S in Stantonsburg, North Carolina 27883 (the “Facility”).

C. The Company leases the Facility to North Carolina Tobacco Manufacturing LLC (“NCTM”) pursuant to that certain Commercial Lease dated as of March 5, 2020 (the “NCTM Lease”), and NCTM in turn subleases the Facility to the Buyer pursuant to that certain Sublease Agreement dated as of March 5, 2020 among NCTM, Buyer, Greener & Wilder LLC, and MVRK Research LLC (the “Sublease”).

D. An appraisal of the Facility conducted in August 2023 found the market value of the Facility to be $2,800,000 if it were sold on an “as is” basis.

E. Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, all of the Membership Interests in exchange for the consideration set forth herein, on the terms and subject to the conditions contained in this Agreement (the “Transaction”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Transaction. On and subject to the terms and conditions of this Agreement, at Closing, Buyer shall purchase from the Seller, and Seller shall sell to Buyer, all of the Membership Interests, in exchange for the Purchase Price.

2. Purchase Price; Payment of Purchase Price. At Closing, in consideration for the Membership Interests, Buyer shall deliver or cause to be delivered to Seller $2,800,000 (the “Purchase Price”) payable in 560,000 shares of Buyer’s Class B common stock, par value $0.001 (each, a “Class B Share”), with each Class B Share valued at $5.00.

3. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of ArentFox Schiff LLP, 1717 K Street NW, Washington, D.C. 20006 (including by means of facsimile, electronic mail or other electronic transmission), on the first business day following the Company’s receipt of a written consent from BHG (as defined below) approving the Transaction (the “BHG Consent”). The date on which the Closing occurs shall be referred to herein as the “Closing Date.” The Parties agree that the Closing shall be conditioned on the Company’s receipt of the BHG Consent.

4. Seller and Company Representations and Warranties. The Seller and Company make the following representations and warranties to the Buyer as of the Effective Date:

(a) The Company is duly organized, validly existing, and in good standing under the laws of the State of North Carolina. The Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to do business and is in good standing in all jurisdictions where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

(b) The Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Seller has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Seller is duly qualified to do business and is in good standing in all jurisdictions where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

(c) The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of any law to which the Company is subject, (ii) violate or breach any provision of the articles of organization, operating agreement, certificate of formation, or other organizational or governance documents of the Company, or (iii) violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any encumbrance of any nature whatsoever upon any of the assets of the Company or give to others any interests or rights therein, any contract or permit to which the Company is a party or by which the Company may be bound or affected.

(d) The execution, delivery and performance by the Seller of this Agreement, and the consummation by the Seller of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of any law to which the Seller is subject, (ii) violate or breach any provision of the articles of organization, operating agreement, certificate of formation, or other organizational or governance documents of the Seller, or (iii) violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any encumbrance of any nature whatsoever upon any of the assets of the Seller or give to others any interests or rights therein, any contract or permit to which the Seller is a party or by which the Seller may be bound or affected.

(e) All of the Membership Interests have been duly authorized, are validly issued, fully paid, non-assessable, and not subject to, nor were issued in violation of, any preemptive rights or rights of first refusal. The Membership Interests constitute 100% of the issued and outstanding equity interests in the Company. Except for the security interests in the Membership Interests granted to BH Group, LLC, a Wyoming limited liability company (“BHG”), as collateral agent under that certain Security Agreement dated March 5, 2020 (the “Security Agreement”), Seller is the record holder of the Membership Interests free and clear of all encumbrances.

(f) The Company is the sole owner of good and marketable fee simple title to the Facility free and clear of encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

i. liens for taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves;

ii. easements, rights of way, zoning ordinances, and other similar encumbrances affecting the Facility which are not, individually or in the aggregate, material to the business of the Company; and

iii. the security interest in the property granted to BHG, as collateral agent the Security Agreement and related the related Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, made as of March 5, 2020, by the Company in for the benefit of BH Group, LLC.

(g) The use and operation of the Facility in the conduct of the Company’s business does not violate in any material respect any law, covenant, condition, restriction, easement, license, permit, or agreement. No material improvements constituting a part of the Facility encroach on real property owned or leased by a person other than the Company. There are no actions pending nor, to the Seller’s knowledge, threatened against or affecting the Facility or any portion thereof or interest therein.

(h) Neither the Company nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of its insurance policies. The Company’s insurance policies are of the type and in the amounts customarily carried by persons conducting a business similar to the Company and are sufficient for compliance with all applicable laws and contracts to which the Company is a party or by which it is bound. There are no claims related to the business of the Company pending under any such insurance policies as to which coverage has been questioned, denied, or disputed or in respect of which there is an outstanding reservation of rights.

(i) The Company is currently and has been in compliance with all environmental laws.

(j) All permits required under applicable law to occupy and use the Facility have been validly issued and are in full force.

(k) The Facility is not subject to any purchase options, rights of first refusal or other similar rights in favor of third parties.

(l) The storm and sanitary sewage disposal system, water system, drainage system and all mechanical systems of the Facility comply with all applicable laws, statutes, ordinances, rules and regulations, including, without limitation, all hazardous material laws.

(m) All utility and municipal services required for the occupancy and operation of the Facility, including (as applicable) water supply, storm and sanitary sewage disposal systems, cable services, gas, electric and telephone and internet facilities are available for use. The Facility has rights of access to public ways (either via direct access, private road or easement).

(n) The Facility constitutes a separate tax parcel.

(o) No condemnation or other similar proceeding has been commenced or, to Seller’s knowledge, is threatened in writing with respect to all or any portion of the Facility.

(p) The Facility is not subject to any leases except as follows: the NCTM Lease and the Sublease (collectively, the “Leases”). None of the Leases have been assigned or subleased except for the Sublease in favor of Buyer. Except for the tenants under the Leases and Buyer under the applicable sublease, there are no other occupants of the Facility.

(q) The Company is not subject to any service contracts or other contracts in connection with its operation of the Facility that are not terminable upon 30 days’ or less prior notice.

(r) Other than the Facility, the Company does not own any other property.

(s) Neither Seller nor the Company (A) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2 of such executive order, or (C) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

5. Buyer Representations and Warranties. The Buyer makes the following, and no other, representations and warranties:

(a) The entering into this Agreement by the Buyer does not violate any agreement to which it is bound.

(b) The Buyer is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

6. Indemnity. To the fullest extent permitted by applicable law, each Party will jointly and severally indemnify and defend the other Party, its current and future officers, directors, employees, representatives, sublicensees, and agents (“Indemnitees”), from and against all liabilities, losses, claims, damages, demands, fines, penalties, costs, expenses (including but not limited to reasonable attorneys’ fees and court costs), assessments, amounts paid in settlement, and causes of action of every kind (collectively, “Losses”), which the Indemnitees may incur, suffer, become liable for, or which may be asserted or claimed against the Indemnitees, arising out of or relating to: (i) any breach of the indemnifying Party’s representations, warranties, and covenants stated above; and/or (ii) the performance of, or failure to perform, any of the indemnifying Party’s obligations under this Agreement. The indemnity contemplated by this Section 6 applies both to “inter-party claims” (or direct or direct-party claims) as well as third-party claims. For the avoidance of doubt, the indemnifying Party shall not settle, or agree to settle, any claim, demand, or other matter to the extent that such settlement would (i) result in liability for any Indemnitee without the prior written consent of such Indemnitee, (ii) involve any form of relief other than the payment of money, (iii) involve any finding or admission of any violation of any law or any of the rights of any person, or (iv) if such settlement involves any payment of money, such settlement does not include an unconditional release of the Indemnitees of all liability on claims raised in the subject action.

7. Miscellaneous Provisions.

(a) Further Assurances. Each Party shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement.

(b) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by e-mail (with confirmation of receipt), as follows (or to such other address as the Party entitled to notice hereafter designates in accordance with the terms hereof):

If to the Seller:

MaVeRicK Collective Inc.
P.O. Box 226
Stantonsburg, NC 27883
Attention: Victor Krahn
Email Address: victor@mvrklifestyle.com

If to the Buyer:

Maverick Lifestyle Inc.
7427 NC Hwy 58 South
Stantonsburg, North Carolina 27883
Attention: Victor Krahn
Email Address: victor@mvrklifestyle.com

All such notices, requests, demands, waivers and other communications will be deemed to have been received on the day delivered; provided that such delivery is confirmed by signed receipt of delivery or, if delivery by e-mail, by an e-mail confirmation of transmittal. For any notices delivered pursuant to (a), (b) or (c) above, the sender will also send a courtesy copy of the same by e-mail to the applicable recipients.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina (without regard to the principles of conflicts of laws).

(d) Jurisdiction; Consent to Service of Process.

i.  Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of North Carolina, and federal courts located in the State of North Carolina, if a basis for federal jurisdiction exists (as applicable, a “Specified Court”), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Specified Court.

ii. It will be a condition precedent to each Party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Specified Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided, that, the foregoing will not apply to any suit, action or proceeding by a Party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such Party by a thirty party if such suit, action or proceeding by such Party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such Party.

iii.  No Party may move to (A) transfer any such suit, action or proceeding from the Specified Court to another jurisdiction, (B) consolidate any such suit, action or proceeding brought in the Specified Court with a suit, action or proceeding in another jurisdiction, or (C) dismiss any such suit, action or proceeding brought in the Specified Court for the purpose of bringing the same in another jurisdiction.

iv.  Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (A) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Specified Court, (B) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (C) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party. Each Party irrevocably consents to service of process made in accordance with Section 6(b) above.

(e) Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns. There are no intended third-party beneficiaries of this Agreement.

(f)   Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to the matters referred to herein.

(g) Amendments. This Agreement may not be amended, modified or supplemented except by a written instrument signed by each of the parties.

(h) Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. Any provision of this Agreement held illegal, invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. To the extent legally permissible, any illegal, invalid or unenforceable portion of any provision of this Agreement will be replaced by a valid provision that will implement the purpose of the illegal, invalid or unenforceable provision. Notwithstanding anything in this Agreement to the contrary, the Specified Court shall have the right to reform any provision of this Agreement that is found invalid, illegal, or unenforceable so as to effect the original intent of the parties as closely as possible so that the transactions originally contemplated by this Agreement are consummated to the fullest extent possible.

(i)    Titles and Subtitles. The titles and subtitles contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(j)    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of a copy of this Agreement bearing an original signature by electronic mail in “portable document format” form will have the same effect as physical delivery of the paper document bearing the original signature.

[Remainder of Page Intentionally Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have executed this Membership Interest Purchase Agreement as of the Effective Date.

MaVeRicK Collective Inc.

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Authorized Signatory

MVRK Holdings LLC

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Authorized Signatory

Maverick Lifestyle Inc.

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Chief Executive Officer